UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 3, 2006
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7491 (Commission File Number)	36-2369491 (IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     The Company has become aware of certain media articles that do not accurately describe certain aspects of the option misdating previously disclosed in the Company’s August 2, 2006 press release. The executive stock options described in the press release, over the twelve fiscal years reviewed, were found to have been misdated in a number of instances to dates either before or after the date the options were approved by the Compensation Committee. Further, the option misdating was not the result of clerical error and the executive officer who was responsible for the misdating has been reassigned. Investors should rely on the Company’s August 2, 2006 press release for information regarding this matter, which press release was filed as Exhibit 99.1 to the Company’s Form 8-K filed on August 2, 2006, and is incorporated herein by reference. The Company assumes no responsibility for, and undertakes no obligation to correct or update, inaccurate media reports regarding this or other matters except to the extent required by law.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006	MOLEX INCORPORATED
	By:	/s/ ANA G. RODRIGUEZ
Ana G. Rodriguez
Secretary

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